UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 8.01 of this Current Report is hereby incorporated by reference herein.

Item 8.01 Other Events

On June 7, 2013, NRG Energy, Inc. (“NRG”) issued a press release announcing that its wholly owned subsidiary, NRG Yield, Inc. (“NRG Yield”), has filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission in anticipation of a proposed initial public offering of the Class A common stock of NRG Yield.

As disclosed in the Registration Statement, Mr. John Chlebowski, a director of NRG, will be joining the Board of Directors of NRG Yield effective immediately prior to the closing of the initial public offering and has agreed to resign as a director of NRG on such date.  Mr. Chlebowski’s decision to resign was not as a result of any disagreement with NRG, its Board of Directors or its management.  NRG believes that Mr. Chlebowski’s knowledge of NRG’s business and his overall governance experience in the energy industry will bring valuable expertise to the Board of Directors of NRG Yield.  Mr. Chlebowski has served on the NRG Board of Directors since NRG’s emergence from bankruptcy in December 2003.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.  The press release attached hereto as Exhibit 99.1 is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of NRG Yield securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

June 7, 2013

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of NRG dated June 7, 2013.